EXHIBIT 10.55

                                 PLAYSTATION(R)2
                      FORM OF DEVELOPMENT SYSTEM AGREEMENT

        This PlayStation(R)2 Development System Agreement (the "Agreement") is entered into this 15th day of October, 2002 (the "Effective Date") by and between Sony Computer Entertainment America Inc. ("SCEA") and Ignition USA ("Company").

        1.Definitions.

        1.1 "Developer Website" shall mean a passworded secure website that SCEA may establish to facilitate the dissemination of Software Tools and Documentation.

        1.2 "Development Tool(s)" shall mean the Hardware Tools, the Software Tools and the Documentation.

        1.3 "Documentation" shall mean all written materials that SCEA may provide to Company that are associated with and describe the function of the Development Tools.

        1.4 "Firmware" shall mean all code embedded on any chip contained within any Hardware Tool, as may be upgraded or changed from time to time.

        1.5 "Hardware Tool(s)" shall mean hardware development system(s), as may be updated or changed from time to time, that SCEA may sell to Company hereunder.

        1.6 "Intellectual Property Rights" shall mean, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

        1.7 "License Fee" shall mean the amount charged by SCEA for the license of one (1) copy of the Software Tools, Firmware and/or Documentation.

        1.8 "Order Form(s)" shall mean, collectively, the attached order form, as it may be amended by SCEA from time to time.

        1.9 "Software Tool(s)" shall mean the code and libraries, as may be updated or changed from time to time, that SCEA may license to Company hereunder, but shall not include that code that is subject to the GNU General Public License.

        1.10 "Term" shall mean the period beginning on the Effective Date and ending on March 31, 2003 to be automatically extended for additional one year terms thereafter, unless either party provides the other with written notice on or before January 31 of the applicable year of its election not to so extend.

        1.11 "Territory" shall mean the United States of America and Canada.

        2.,  Purchase and Sale of Hardware Tools.

        2.1 From time to time, Company may buy, and SCEA may sell, the Hardware Tools that are listed in the Order Form.

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        2.2  The purchase  price of each Hardware Tool is set forth in the Order
Form; Company shall pay any applicable sales, use or other taxes in connection therewith. SCEA may change the price of any Hardware Tool at its discretion by either providing Company with prior written notice of the price change or by publicizing the new price(s) on SCEA's Company website. Unless otherwise agreed, Company shall pay for the Hardware Tool(s) in full prior to delivery, and title to all Hardware Tools shall remain with SCEA until SCEA has received full payment.

        2.3 If SCEA extends credit terms to Company or facilitates third party financing for Company, until Company makes payment in full for all items so financed, Company (i) grants to SCEA or SCEA's designee a first position purchase money security interest in each Hardware Tool and in the proceeds of disposition of any Hardware Tool and (ii) shall not sell, hypothecate or otherwise encumber any such Hardware Tool. Company shall execute and deliver to SCEA or SCEA's designee such financing statements as may be required to perfect the security interest, and SCEA or SCEA's designee may file such financing statements in its discretion.

        2.4 SCEA shall be free to accept or reject, in its discretion, any order of Hardware Tools. SCEA does not warrant that Hardware Tools shall be available when ordered. SCEA shall pay applicable shipping charges for all Hardware Tools shipped; however, risk of loss to the Hardware Tools shall transfer to Company upon SCEA's delivery of the Hardware Tools to SCEA's common carrier of choice.

        2.5 If Company issues a written purchase order or any other documentation purporting in any way to relate to this Agreement or the purchase of Hardware Tools hereunder, that document as issued by Company shall be considered to be for Company's internal use only, and the provisions of that document shall not amend or modify this Agreement except as may be expressly agreed to by SCEA in writing.

        2.6 Prior to the Company shipping any Hardware Tool to SCEA, either pursuant to an announced upgrade "swap" program or pursuant to the warranty provisions set forth below, Company shall (i) securely delete any and all of Company's applications software from the hard drive and/or other storage media contained in the Hardware Tool and (ii) execute and provide to SCEA the written certification form attached hereto.

        2.7 All purchases made hereunder are final. In no event shall SCEA be obligated to refund all or any portion of the purchase price of the Hardware Tools.

        2.8 Company shall not remove any sticker or legend that SCEA places on the Hardware Tools.

        2.9 Company acknowledges that the nontransferable license of the firmware within the Hardware Tools may act, as a practical matter, as a restriction or prohibition against the resale of the Hardware Tools.

        3.   License of Software Tools and Firmware.

        3.1 SCEA grants to Company a nonexclusive, nontransferable, fully paid license to use the Software Tools, Documentation and Firmware, within the Territory and for the Term, solely:

        3.1.1 For application developers and publishers, for the development of PlayStation2 compatible content subject to the terms and conditions of (i) sections 1, 2.1, 5.8, 6, 7 and 9 of an executed and existing Materials Loan Agreement and/or (ii) a subsequent written license agreement to be entered into by the parties hereto.

        3.1.2 For tool and/or middleware developers, for the development of tools and/or middleware subject to the terms and conditions of an executed and existing ? STANDARD TOOL AND MIDDLEWARE DEVELOPMENT AND LICENSE AGREEMENT FOR PlayStation2" between Company and Sony Computer Entertainment Inc.

        3.2 The License Fee for the Software Tools, Documentation and Firmware is set forth in the Order Form, and may be subject to a sales tax charge notwithstanding the fact that such items are not "sold" hereunder. The Software Tools, Documentation and Firmware are, as a practical matter, "bundled" with the Hardware Tools; Company must, in addition to the Hardware Tool purchase price, pay one (1) License Fee for every Hardware Tool that it orders (but, pursuant to section 3.3 below, may make multiple copies of the Software Tool to install on those clients which are served by that Hardware Tool). Unless otherwise agreed, Company shall pay the License Fee in full prior to delivery or download.

        3.3 Company is authorized to copy the libraries contained within the Software Tools solely to the extent necessary to integrate the libraries into

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such  content.  For each License Fee paid and  accepted by SCEA,  (i) SCEA shall provide Company with one (1) copy of the Software Tools and Documentation and may, in the future, make such Software Tools and/or Documentation available on a Developer Website or through some other means of electronic distribution, and
(ii) Company is authorized only to make and install copies of the Software Tools on multiple clients to be served by one (1) Hardware Tool. Company shall not copy the Software Tools except as is specified above; Company may, however, make and maintain one (1) copy per development site solely for archival and/or backup purposes. Company shall not copy the Documentation; additional copies of the Documentation may be ordered on the Order Form.

        3.4 Other than as expressly permitted by SCEA in writing, Company shall not directly or indirectly (i) disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, ail or any portion of the Development Tools, or permit or encourage any third party to do so, (ii) use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Development Tools, in whole or in part; and/or (iii) sell, lease, assign, lend, license, copy, encumber or otherwise transfer or dispose of any Software Tools or Documentation, or permit any mortgage, pledge, lien, claim, charge, security interest or other encumbrance with respect to the Software Tools or Documentation. The burden of proof tinder this section shall be on Company, and SCEA reserves the right to require Company to furnish evidence satisfactory to SCEA that Company has complied with this section.

        3.5 Subject to the rights granted by SCEA herein, all rights with respect to the Software Tools, Documentation and Firmware, including, without limitation, all of SCEA's Intellectual Property Rights therein, are and shall be the exclusive property of SCEA and/or its affiliates. Nothing herein shall give Company any right, title or interest in or to the Software Tools, Documentation and/or Firmware (or any portion thereof), other than the non-exclusive license and privilege during the term hereof to use them solely in accordance with the provisions of this Agreement and other agreements to be entered into by the parties hereto. Company shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of SCEA's rights, title, and/or interests in or to the Software Tools, Documentation and/or Firmware (or any portion thereof).

        3.6 During the Term and thereafter, Company shall not (i) apply for, seek to obtain or assert, or (ii) challenge or attack, any Intellectual Property Right in any part of the Software Tools, Documentation or Firmware.

        3.7 Except as may be expressly granted herein, all other rights to the Software Tools, Documentation and Firmware (including, but not limited to, the right and license to market, promote, advertise and sell PIayStation2 related content) are strictly reserved by SCEA.

        4. Confidentiality. The confidentiality provisions of all written PIayStation2 related agreements previously entered into by the parties or their affiliates are incorporated herein in full.

        5.   Warranties and Limitations of Liability.

        5.1 SCEA warrants to Company that the Hardware Tools shall be free from material defects for a period of 180 days from the date of receipt by Company (the "Warranty Period"). In the event of such a defect within the Warranty Period, SCEA shall - at its option - repair or replace the applicable Hardware Tool at no charge to Company provided that (i) the request is made in writing during the Warranty Period, (ii) Company has properly installed and used the Hardware Tool, and (iii) Company has not modified the Hardware Tool. This warranty shall be personal to Company only and shall be nontransferable.

        5.2 SCEA warrants to Company that the Software Tools and media shall be free from material defects for the Warranty Period. In the event of a media defect within the Warranty Period, SCEA shall replace the applicable Software Tool at no charge to Company. In the event of a material defect within the Software Tools themselves, SCEA will make reasonable efforts to remedy the defect and provide Company with an updated version of the applicable Software Tool. Following the Warranty Period, SCEA may (but shall not be obligated to) provide extended warranty service for an additional fee.

        5.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH ABOVE, NEITHER SCEA NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES COMPANY RECEIVE, ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE GOODS OR MATERIALS REFERENCED HEREIN. SCEA AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE HARDWARE TOOLS, SOFTWARE TOOLS, DOCUMENTATION AND/OR FIRMWARE. ANY WARRANTY AGAINST INFRINGEMENT

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THAT MAY BE PROVIDED IN SECTION  2-312(3) OF THE UNIFORM  COMMERCIAL CODE AND/OR
IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

        5.4 IN NO EVENT SHALL SCEA OR ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE USE OF THE HARDWARE TOOLS, SOFTWARE TOOLS, DOCUMENTATION AND/OR FIRMWARE, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL SCEA'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER ANY LIMITED WARRANTY PROVISION ABOVE, EXCEED THE TOTAL AMOUNT PAID BY COMPANY TO SCEA UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA, NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO COMPANY OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY AND/OR PERFORMANCE OF ANY PORTION OF THE MATERIALS PROVIDED HEREUNDER OR THE CONTENT CREATED THROUGH THE USE THEREOF.

        6.   Use of the Software Tools.

        6.1 Company may use and store the Software Tools and Documentation solely at the development site listed on the Order Form or other location approved in writing by SCEA (the "Development Site") and ensure that they are accessible only to, and used only by, those employees and subcontractors entitled to use such materials. In the event that Company wishes to change the Development Site, it shall obtain SCEA's [CHECK] prior written approval thereto. Company must preserve any other proprietary rights notices placed on the Development Tools by SCEA and must place all such notices on any copies made as permitted by the terms hereof.

        6.2 Company may provide the Software Tools and Documentation to any contractor that (i) is preapproved by SCEA in writing and (ii) has executed a written agreement with Company that contains substantially all of the terms and conditions of this Agreement and that makes SCEA an express intended third party beneficiary of Company's rights thereunder. Notwithstanding such a written subcontracting agreement, Company shall be jointly and severally responsible for all of the acts and omissions of its subcontractors.

        6.3 The designee named on the applicable Order Form (the "Company Designee") shall act as the designated caretaker of the Development Tools. The Company Designee shall be responsible for receiving all materials hereunder, overseeing that the terms of this section 6 are fulfilled and shall act as the Company contact for matters related to the Development Tools. In the event that Company wishes to appoint a new Company Designee, it shall give SCEA written notice ten (10) days prior to the change.

        6.4  SCEA  may,  upon   reasonable   notice  to  Company,   inspect  the
Development Site in order to audit the use of the Software Tools and Documentation during Company's normal business hours in order to verify that Company is complying with its obligations hereunder. In addition, at SCEA's request, Company shall prepare and provide SCEA with an inventory report of Software Tools and Documentation in its possession within thirty (30) days of such request, detailing each by serial number and current physical location.

        7.   Termination.

        7.1 SCEA may terminate this Agreement immediately, upon written notice to Company: (i) upon a breach of any term of this Agreement or any other agreement between Company and SCEA; (ii) upon the liquidation or dissolution of Company, or a statement of intent by Company to no longer exercise any of the rights granted by SCEA to Company hereunder, or (iii) if, during the term of this Agreement, a controlling interest in Company or a controlling interest in an entity which has, directly or indirectly, a controlling interest in Company is transferred to a party that (A) is in breach of any agreement with SCEA or an affiliate of SCEA; (B) directly or indirectly holds or acquires a controlling interest in a third party which develops any interactive device or product which is directly or indirectly competitive with the PlayStation2 console; or (C) is in litigation with SCEA or affiliates of SCEA concerning any proprietary technology, trade secrets or other intellectual property rights or confidential information of SCEA.

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        7.2  Immediately upon  termination or expiration of this Agreement,  all rights granted hereunder shall revert to SCEA, Company shall no longer use the Development Tools or Documentation, and Company shall promptly deliver to SCEA -- at Company's expense and without any right to refund or reimbursement -- all Software Tools and Documentation in its possession, custody or control.

        8.   Indemnification.

        8.1 SCEA shall indemnify and hold Company harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or warranties provided by SCEA herein; provided, however, that Company shall give prompt written notice to SCEA of the assertion of any such claim, and provided, further, that SCEA shall have the right to select counsel and control the defense and settlement thereof. SCEA shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEA. Company shall provide SCEA, at no expense to Company, reasonable assistance and cooperation concerning any such matter; and Company shall not agree to the settlement of any such claim, action or proceeding without SCEA's [CHECK] prior written consent.

        8.2 Company shall indemnify and hold SCEA harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the provisions of this Agreement, or (ii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomever such claim is made, arising out of, in whole or in part, the use of any of the Development Tools hereunder, unless due directly to the breach of SCEA in performing any of the specific duties and/or providing any of the specific services required of it hereunder. SCEA shall give prompt written notice to Company of the assertion of any indemnified claim, and SCEA shall have the right to select counsel and reasonably control the defense and/or settlement thereof.

        9.   General Provisions.

        9.1 Notices. All notices or other communications required or desired to be sent to either of the parties shall be in writing to the address set forth on the attached order form, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.), telex, telegram or facsimile, with charges prepaid and subject to confirmation by letter sent via registered or certified mail, postage prepaid, return receipt requested. Any such notice shall be effective upon the date of receipt.

        9.2 Force Majeure. Neither SCEA nor Company shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its obligations under this Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike or other industrial dispute; war or rebellion; or shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to SCEA prior to, during, or after any such Force Majeure condition.

        9.3 No Partnership or Joint Venture. The relationship between SCEA and Company, respectively, is that of licensor and licensee. Company is an independent contractor and is not the legal representative, agent, joint venturer, partner, or employee of SCEA for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

        9.4 Assignment. SCEA has entered into this Agreement based upon the particular reputation, capabilities and experience of Company and its officers, directors and employees. Accordingly, Company may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEA shall first be obtained. Any attempted or purported assignment, delegation or other such transfer without the required consent of SCEA shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. SCEA shall have

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the right to assign any and all of its rights and  obligations  hereunder to any affiliate(s).

        9.5 Compliance with Applicable Laws. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

        9.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of San Mateo county. California or the Northern District of California. Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action, waives forum non conveniens and similar defenses, and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in section 9.1 above. In addition, each party hereby Waives the right to a jury trial in any action or proceeding related to this Agreement.

        9.7 Legal Costs and Expenses. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction.

        9.8 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 3, 4 or 6 of this Agreement would cause irreparable harm to SCEA, the extent of which would be difficult to ascertain. Accordingly, Company agrees that, in addition to any other remedies to which SCEA may be entitled, in the event of a breach by Company or any of its employees or permitted subcontractors of any such sections of this Agreement, SCEA shall be entitled to the immediate ex parte issuance of injunctive relief upon the posting of a bond not to exceed U.S. $50,000.00, enjoining any breach or threatened breach of any or all of such provisions. In addition, Company shall indemnify SCEA for all losses, damages, liabilities, costs and expenses (including actual attorneys' fees and all related costs) which SCEA may sustain or incur as a result of such breach.

        9.9 Severability. In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

        9.10 Sections  Surviving   Expiration  or  Termination.   The  following
sections shall survive the expiration or earlier termination of this Agreement for any reason: 1, 3, 4, 5, 7, 8 and 9.

        9.11 Waiver. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

        9.12 Modification. No modification of any provision of this Agreement shall be effective unless in writing and signed by both of the parties.

        9.13 Headings. The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

        9.14 Integration. This Agreement (together with Order Forms and the Nondisclosure Agreement) constitutes the entire agreement between SCEA and

Company and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between SCEA and Company, whether oral or written, with respect to the subject matter hereof.

        9.15 Counterparts. This Agreement may be executed in two counterparts, by facsimile, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

        9.16 Construction.   This  Agreement  shall  be  fairly  interpreted  in
accordance with its terms and without any strict construction in favor of or against either of the parties.

        9.17 Export. Company acknowledges that all Hardware Tools, Software Tools and Documentation are subject to U.S. export control restrictions and, additionally, may have been imported by SCEA under import documentation that indicates the destination country of use. Company certifies, therefore, that it shall not reexport, directly or indirectly, any Development Tool in violation of U.S. law and regulations. If for any reason Company does reexport any Development Tool, Company shall be exporter of record and shall be solely responsible for the obtaining of or compliance with any required export licenses. Prohibited sales and/or deliveries may subject Company to fines and imprisonment under applicable U.S. law.

        WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.



By:                                                  By:
   -----------------------------------------            -------------------
                                                     Name:
                                                             --------------
Date:                                                Title:
                                                             -------------
                                                     Date:
                                                             ------------


       [Neither an offer nor an agreement until executed by both parties]




                                  CERTIFICATION

        I, __________ (name), on behalf of __________ (Company), hereby certify that I have deleted all application software from the hard drive and/or any other storage medium contained in the accompanying Hardware Tool, serial number
_________.



                                         _______________________________________
                                         (Printed Name)


                                       7